Exhibit 99.2

 Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

     I, John Brincko, state and attest that:

     (1) For the following reason, I am not able to state and attest that (i) no covered report of Consolidated Freightways Corporation (the "Company") contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed) and
(ii) no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed):

       as a result of the recent appointments of John Brincko as Chief Executive Officer as of May 28, 2002 and Stephen Sokol as Chief Financial Officer as of July 1, 2002, the Company has not yet completed its internal review of the financial statements as of or for the year ended December 31, 2001 and the three months ended March 31, 2002.

     (2) I have reviewed the contents of this statement with the Company's Board of Directors, including the members of the audit committee of the Board of Directors.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

       Annual Report on Form 10-K for the year ended
       December 31, 2001 filed with the Commission on April 15, 2002;

       all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

       any amendments to any of the foregoing.



CONSOLIDATED FREIGHTWAYS                  Subscribed and sworn to
CORPORATION                               before me this
                                          19th day of August 2002.

                                          /s/Darlene A. Barnes
By:  /s/ John Brincko                     Notary Public
Name:  John Brincko                       My Commission Expires: 9/27/04
Title: Chief Executive Officer

August 19, 2002